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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: June 19, 2003.

                       FIRST NORTH AMERICAN NATIONAL BANK
                                  on behalf of
                         DC FUNDING INTERNATIONAL, INC.
                  (Originator of FNANB Credit Card Master Trust
                    and FNANB Credit Card Master Note Trust)
                         FNANB CREDIT CARD MASTER TRUST
                     (Issuer of the Collateral Certificate)
                                       and
                       FNANB CREDIT CARD MASTER NOTE TRUST
                              (Issuer of the Notes)

             (Exact Name of Registrant as Specified in its Charter)

         United States                   333-88564              58-1897792
     --------------------          --------------------    --------------------
(State or other jurisdiction of         (Commission            (IRS Employer
        incorporation)                   File Nos.)         Identification No.)

   225 Chastain Meadows Court, Kennesaw, Georgia                   30144
   ---------------------------------------------                ----------
   (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: 770-423-7900

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.        Other Events.

               On May 29, 2003, DC Funding International, Inc. ("DC Funding") and the FNANB Credit Card Master Trust (the "Trust") (i) caused the issuance and sale by the FNANB Credit Card Master Note Trust of $423,500,000 aggregate principal amount of Class A

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               Floating Rate Asset Backed Notes, Series 2003-A (the "Notes").

               Final forms of Exhibits 1.1, 1.2, 4.1, 4.2 and 10.1 are filed herewith.

Item 7.        Financial Statements and Exhibits.

               (c) Exhibits.

               Exhibit 1.1. Underwriting Agreement (Standard Terms) dated as of May 21, 2003 among DC Funding International, Inc., Banc of America Securities LLC and Wachovia Securities, Inc., as Representatives of the several Underwriters.

               Exhibit 1.2. Terms Agreement dated as of May 21, 2003 among DC Funding International, Inc., Banc of America Securities LLC and Wachovia Securities, Inc., as Representatives of the several Underwriters named therein.

               Exhibit 4.1. First Supplemental Indenture to Master Indenture dated as of May 28, 2003 between Wilmington Trust Company, as Owner Trustee and JPMorgan Chase Bank, as Indenture Trustee.

               Exhibit 4.2. Series 2003-A Indenture Supplement dated as of May 29, 2003 between FNANB Credit Card Master Note Trust, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee.

               Exhibit 10.1. Note Guarantee Insurance Policy issued by Ambac Assurance Corporation with respect to the Notes.

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRST NORTH AMERICAN NATIONAL BANK,
                                        as Servicer

                                        By: /s/ Philip J. Dunn
                                        Name:  Philip J. Dunn
                                        Title: Vice President

Date: June 19, 2003